Exhibit 10.I

Hebei RO, Environment Technology
Yangzi Road, Shijiazhuang, China

This contract is between Hebei RO Environment Technology and Seychelle Environmental Technology dated June 02, 2002.

The purpose of this agreement is for HROEI to grant to SET a exclusive distribution for an products designed, manufactured and distributed by this company of Heibei China in the U.S.A. This agreement shall be for a period of three years with a performance understanding agreed upon at the end of the second year. The cost of all goods shall be on a cost plus 15% manufacture basis. Seychel1e shall pay for all shipping customs and import duty expenses. This contract shall be effective immediately as of the 2nd day of June 2002.

The primary product line is all phases of Reverse Osmosis and Ultra Filtration products. It is also agreed that Seychelle will support product and process knowledge and develop for HROEI.

/s/ Carl Palmer      /s Allen Ni

Carl Palmer      Allen Ni
Pres CEO

Seychelle Environment Tech    Hebei RO Environment Tech

,